UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BridgeBio Pharma, Inc.

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BridgeBio Pharma, Inc.

421 Kipling Street

Palo Alto, CA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 17, 2021, at 9:00 a.m. local time. Our Board of Directors has determined, in the interests of public health and safety in light of the ongoing COVID-19 pandemic, that this year’s Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/BBIO2021 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so.

The Annual Meeting will be held for the following purposes:

1.

To elect three (3) directors, Eric Aguiar, M.D., Ali Satvat and Jennifer E. Cook, to serve as Class II directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2023 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.

3.	To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Proposal 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Friday, May 7, 2021, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you virtually attend the Annual Meeting and electronically submit to the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

By Order of the Board of Directors

BridgeBio Pharma, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer

Palo Alto, California

April 30, 2021

Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone, or vote by mail by returning a signed and dated copy of the enclosed proxy card using the enclosed envelope. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

PROXY STATEMENT	1
PROPOSAL 1-ELECTION OF DIRECTORS	5
EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	42
DELINQUENT SECTION 16(A) REPORTS	45
PROPOSAL 2-NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	46
PROPOSAL 3-NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	47
PROPOSAL 4-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
AUDIT COMMITTEE REPORT	50
HOUSEHOLDING OF PROXY MATERIALS	51
OTHER MATTERS	52

BRIDGEBIO PHARMA, INC. PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

June 17, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc. (the “Company”), a Delaware corporation, to be held virtually at 9:00 a.m., local time, on Thursday, June 17, 2021, and at any adjournments or postponements thereof for the following purposes:

•

To elect three (3) directors, Eric Aguiar, M.D., Ali Satvat and Jennifer E. Cook, to serve as Class II directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2023 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

•	To cast a non-binding, advisory vote to approve the compensation of our named executive officers;

•	To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers;

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BBIO2021. You will need to have your 16-Digit Control Number included on your proxy card to join the Annual Meeting.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials

The Proxy Statement and the Company’s 2020 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on May 7, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 28, 2021, there were 149,280,583 shares of common stock issued and outstanding and eligible to vote.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present virtually or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or virtually at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Non-binding, advisory vote to approve the compensation of our named executive officers	Majority	No
Non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers	Highest Number of Affirmative Votes	No
Ratification of Deloitte & Touche LLP	Majority	Yes

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the three (3) nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One-Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, submitted virtually at the Annual Meeting or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Proposal One is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two-Non-binding, advisory vote to approve the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of our named executive officers.

Proposal Three-Non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers. The frequency of “one year,” “two years,” or “three years” that receives the highest number of affirmative votes properly cast on this proposal will be deemed the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers. You may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.

Proposal Four-Approval of the Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Four is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR: (i) the election of each of the Company’s three (3) nominees as directors; (ii) the non-binding, advisory vote to approve the compensation of our named executive officers; (iii) the non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers every ONE YEAR; (iv) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021; and (v) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Wednesday, June 16, 2021. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then virtually attend the Annual Meeting and desire to vote are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Brian C. Stephenson, Secretary, c/o BridgeBio Pharma, Inc., at the address of our principal executive offices at 421 Kipling Street, Palo Alto, CA 94301. Our telephone number is (650) 391-9740. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the 2022 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than January 12, 2022 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2022 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 28, 2022.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 17, 2022 and no later than March 19, 2022. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class II members: Eric Aguiar, M.D., Ali Satvat and Jennifer E. Cook. If elected, each nominee will serve as a director until the date of the annual meeting of stockholders following the year ending December 31, 2023 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board of Directors is currently comprised of eleven (11) members. If each of the Class II director nominees is elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I- James C. Momtazee, Richard H. Scheller, Ph.D., Brenton L. Saunders and Randal W. Scott; Class II- Eric Aguiar, M.D., Ali Satvat and Jennifer E. Cook; and Class III- Neil Kumar, Ph.D., Charles Homcy, M.D., Ronald J. Daniels and Andrew Lo.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the date of the annual meeting of stockholders following the year ending December 31, 2023 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2021 are set forth below.

Name	Age	Position
Neil Kumar, Ph.D.	43	Chief Executive Officer and Director
Eric Aguiar, M.D.(1)(2)(3)	59	Director
Richard H. Scheller, Ph.D.	67	Director
Ali Satvat(2)(3)	43	Director
Charles Homcy, M.D.	72	Director and Lead Director
James C. Momtazee	49	Director
Jennifer E. Cook	55	Director
Andrew Lo	60	Director
Brenton L. Saunders	51	Director
Randal W. Scott(1)	63	Director
Ronald J. Daniels(1)	61	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Director

Class II:

The persons listed below are nominated for election to Class II of the Board of Directors to serve a three-year term ending on the date of the annual meeting of stockholders following the year ending December 31, 2023 and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors recommends that you vote FOR the following nominees.

Eric Aguiar, M.D. has served as a member of our Board of Directors since March 2019. Dr. Aguiar has been a partner at Aisling Capital since January 2016 and prior to that was a partner at Thomas, McNerney and Partners, a healthcare venture capital and growth equity fund, since 2007. Prior to joining that firm, he was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm, from 2001 to 2007. Dr. Aguiar currently serves on the board of directors of Invitae Corporation (NYSE: NVTA) since September 2010. He also serves on the board of directors of Biomea Fusion, a biopharmaceutical company (Nasdaq: BMEA). He served on the board of directors of Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX) from March 2018 to August 2020. He served on the board of directors of Biohaven Corporation (NYSE: BHVN) from October 2016 to January 2020. Dr. Aguiar is a member of the Board of Overseers of the Tufts School of Medicine and a member of the Council on Foreign Relations. Dr. Aguiar received his medical degree with honors from Harvard Medical School. He graduated with honors from Cornell University as a College Scholar. He was also a Luce Fellow and is a Chartered Financial Analyst. Dr. Aguiar’s qualifications to serve on our Board of Directors include his medical and finance background and experience as an investor in life science companies.

Ali Satvat has served as a member of our Board of Directors since March 2016. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P., a global investment firm, in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of Coherus BioSciences, Inc. (Nasdaq: CHRS), a biopharmaceutical company, since May 2014, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX), a biopharmaceutical company, from June 2018 through January 2021, PRA Health Sciences, Inc. (Nasdaq: PRAH), a global contract research organization, from September 2013 through April 2018, and numerous privately held companies. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, a global private equity firm, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, a venture capital subsidiary of Johnson & Johnson, Audax Group, a private equity firm, and The Blackstone Group, a global investment firm. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association. Mr. Satvat’s qualifications to serve on our Board of Directors include his expertise in corporate governance, financing, and financial matters and his extensive investment experience in the health care industry.

Jennifer E. Cook has served as a member of our Board of Directors since December 2019. She is currently the owner and principal of Jennifer Cook Consulting since July 2019. Ms. Cook has served as a member of the board of directors of Denali Therapeutics, Inc. (Nasdaq: DNLI) since November 2018, Ambys Medicines since March 2020, Gyroscope Therapeutics Limited since November 2020, and Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) since November 2020. Ms. Cook served as the Chief Executive Officer of GRAIL from January 2018 to June 2019. Previously, Ms. Cook was at Roche Pharmaceuticals and Genentech, where she held a number of senior management positions; from January 2017 to December 2017, Ms. Cook served as Senior Vice President, Global Head of Clinical Operations for Roche Pharmaceuticals; from September 2013 to December 2016, Ms. Cook served as Head of Region Europe Pharma for Roche Pharmaceuticals; and from July 2010 to September 2013, Ms. Cook served as the Senior Vice President, Business Unit Head Immunology and Ophthalmology for Genentech. Ms. Cook holds a B.A. in human biology and an M.S. in biology from Stanford University, as well as an M.B.A. from the Haas School of Business at University of California, Berkeley. Ms. Cook’s qualifications to serve on our Board of Directors include her extensive experience as a senior management executive of healthcare and biotechnology companies, including as the senior vice president of one of the world’s largest healthcare companies.

Current Directors

Class I: Currently Serving Until the 2023 Annual Meeting

Richard H. Scheller, Ph.D. has served as a member of our Board of Directors since January 2018 and as our Chairman of Research & Development effective as of January 2019. Dr. Scheller served as the Chief Science Officer and Head of Therapeutics at 23andMe, a personal genetics company, from 2015 to April 2019. Previously, Dr. Scheller was the Executive Vice President of Research and Early Development and a member of the Executive Committee at Genentech, Inc., a biotechnology corporation, from February 2001 to December 2014. From January 2009 to December 2014, Dr. Scheller was also a member of the Enlarged Executive Committee at Hoffmann-La Roche Ltd, a pharmaceutical company. Dr. Scheller currently serves as a member of the board of directors ORIC Pharmaceuticals, Inc., a biopharmaceutical company, since February 2015, Alector, Inc., a biopharmaceutical company (Nasdaq: ALEC), since October 2018, DiCE Molecules, a biopharmaceutical company, and Maze Therapeutics, a biopharmaceutical company, since July 2019. Dr. Scheller holds a B.Sc. in Biochemistry from the University of Wisconsin-Madison and a Ph.D. in Chemistry from the California Institute of Technology. He completed his post-doctorate in Molecular Neurobiology at Columbia University and was also a post-doctorate fellow at California Institute of Technology. Dr. Scheller’s qualifications to serve on our Board of Directors include his scientific background and his senior management experience in the pharmaceutical industry.

James C. Momtazee has served as a member of our Board of Directors since March 2016 and as our Senior Advisor – Transactions from February 2020 until January 2021. He is the Chairman of the Board, CEO and President of Montes Archimedes Acquisition Corp. He is the Managing Partner of Patient Square Capital, LP, a dedicated health care investment firm. He was previously a Member of KKR and had been employed by Kohlberg Kravis Roberts & Co. L.P., a private equity and alternative asset management firm, since 1996 until July 2019. Mr. Momtazee currently serves as Lead Independent Director on the board of directors of PRA Health Sciences, Inc. (Nasdaq: PRAH), a global contract research organization. He previously served on the boards of directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, from 2004 to 2014, HCA Healthcare Inc. (formerly HCA Holdings Inc.; NYSE: HCA), a health care services company, from 2006 to 2014, and Entellus Medical, Inc., a medical technology company, from 2017 to 2018. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Momtazee’s qualifications to serve on our Board of Directors include his expertise in corporate governance, the healthcare industry and in financing and financial matters.

Brenton L. Saunders has served as a member of our Board of Directors since June 2020. Mr. Saunders is currently Chairman and Co-Founder of Vesper Healthcare Acquisitions Corp. Mr. Saunders served as the President and Chief Executive Officer of Allergan from 2014 and as Chairman from 2016 to May 2020. Prior to its acquisition by Allergan, Mr. Saunders served as the Chief Executive Officer, President, and director of Forest Laboratories, Inc. Before joining Forest Laboratories, Inc. Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, from 2010 to 2013. Mr. Saunders currently serves on the board of directors of Cisco Systems, a technology conglomerate (Nasdaq: CSCO). Mr. Saunders holds a B.A. in Economics and Eastern Asian Studies from University of Pittsburg, a JD from Temple School of Law and an M.B.A. from Temple University School of Business. We believe Mr. Saunders’ extensive experience building and leading successful biopharmaceutical companies qualifies him to serve on our Board of Directors.

Randal W. Scott has served as a member of our Board of Directors since June 2020. Dr. Scott is the cofounder of Invitae Corporation, a genetic information company (NYSE: NVTA), where he served as the Chairman and CEO from 2012 to 2017 and the Executive Chairman from 2017 to 2019. Dr. Scott served on the board of Invitae from 2010 until August 2019. Prior to that, Dr. Scott cofounded Genomic Health, Inc., a genetic research company (Nasdaq: GHDX), where he served as the Chairman and CEO from 2000 to 2009 and the Executive Chairman from 2009 to 2012. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. We believe Dr. Scott’s significant experience building and leading successful biopharmaceutical companies and his scientific expertise, qualifies him to serve on our Board of Directors.

Class III: Currently Serving Until the 2022 Annual Meeting

Neil Kumar, Ph.D. is a co-founder and has served as our Chief Executive Officer and a member of our Board of Directors since April 2015. Dr. Kumar has also served as the Chief Executive Officer of our subsidiary, Eidos Therapeutics (Nasdaq: EIDX), a clinical stage biopharmaceutical company, and a member of Eidos Therapeutics’ board of directors since March 2016. Prior to that, he served as the interim vice president of business development at MyoKardia, Inc. (Nasdaq: MYOK), a clinical stage biopharmaceutical company, from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures, a venture capital firm, from 2011 to 2014. Before joining Third Rock Ventures, he served as an associate principal at McKinsey & Company, a worldwide management consulting firm, from 2007 to 2011. Dr. Kumar has served as a member of the board of directors of LianBio since August 2020. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his role as our principal executive officer and his extensive experience as an executive officer of biotechnology companies.

Charles Homcy, M.D. has served as a member of our Board of Directors since November 2018, our Chairman of Pharmaceuticals since February 2019, and our Lead Director since February 2020. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, where he is currently a partner. He served as president and chief executive officer of Portola Pharmaceuticals, a clinical biotechnology company, and he served as their president and chief executive officer since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc. (currently, Takeda Oncology), a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics, Inc., a biopharmaceutical company, in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy was a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital from 1997 to 2011. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayest Laboratories. He currently serves on the board of directors of Maze Therapeutics, a biopharmaceutical company, and was formerly a director of Portola Pharmaceuticals, Inc. (Nasdaq: PTLA) from 2004 until March 2019, Global Blood Therapeutics, Inc. (Nasdaq: GBT) from 2012 until June 2019. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University and currently serves on its board of trustees. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.

Ronald J. Daniels has served as a member of our Board of Directors since February 2020. Mr. Daniels has been the president of Johns Hopkins University since March 2009. He is a member of the Board of Managers of the Johns Hopkins Applied Physics Laboratory and the chair of the Executive Committee of Johns Hopkins Health System. A law and economics scholar, Mr. Daniels is author or editor of seven books and dozens of scholarly articles. Before joining Johns Hopkins University, he served as Provost and a Professor of Law at the University of Pennsylvania and Dean and James M. Tory Professor of Law of the Faculty of Law at the University of Toronto. Mr. Daniels earned an L.L.M. from Yale University in 1988 and a J.D. in 1986 from the University of Toronto. He received a B.A. from the University of Toronto in 1982 in political science and economics. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive experience as a professor and now a leader at of one of the world’s premier science institutions.

Andrew Lo has served as a member of our Board of Directors since June 2020. Dr. Lo is the Charles E. and Susan T. Harris Professor at the MIT Sloan School of Management, director of the MIT Laboratory for Financial Engineering, a principal investigator at the MIT Computer Science and Artificial Intelligence Laboratory, and an affiliated faculty member of the MIT Department of Electrical Engineering and Computer Science, and has served as a professor at the MIT Sloan School of Management and MIT Department of Electrical Engineering and Computer Science since 1988. He is also an external faculty member of the Santa Fe Institute and a research associate of the National Bureau of Economic Research. Dr. Lo currently serves on the board of directors of

Roivant Sciences, Inc., a clinical-stage biopharmaceutical company. Dr. Lo holds a B.A. in Economics from Yale University and a Ph.D. in Economics from Harvard University. Dr. Lo’s qualifications to serve on our Board of Directors include his extensive experience as a professor and a leader at two premier educational institutions.

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2020, our Board of Directors held a total of ten meetings. All directors attended at least 75% of the aggregate of the number of Board meetings and meetings of the Board committees on which each such director served during the time each such director served on the Board of Directors or such committees.

Our Board of Directors has determined that all of our directors, except for Drs. Kumar, Homcy and Scheller, Mr. Momtazee and Ms. Cook, are independent, as determined in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Copies of our Audit Committee, Amended and Restated Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at https://bridgebio.com, under the “For Investors/Corporate Governance/Documents & Charters” link.

Audit Committee

Dr. Aguiar, Mr. Daniels and Dr. Scott currently serve on the Audit Committee, which is chaired by Dr. Aguiar. All of the members of our Audit Committee meet the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board of Directors has determined that Dr. Aguiar is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.

During 2020, the Audit Committee held six meetings.

Compensation Committee

Dr. Aguiar and Mr. Satvat currently serve on the Compensation Committee, which is chaired by Dr. Aguiar. All of the members of our Compensation Committee are independent, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation structure, policies and programs;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	acting as administrator of our equity and incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K;

•	reviewing and approving the peer group of companies used to inform our evaluation of compensation for our employees and directors; and

•	reviewing and discussing with the Board of Directors the corporate succession plan for the Chief Executive Officer and other key officers.

During 2020, the Compensation Committee held five meetings.

Nominating and Corporate Governance Committee

Mr. Satvat and Dr. Aguiar currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Satvat. All of the members of our Nominating and Corporate Governance Committee, Dr. Aguiar and Mr. Satvat, are independent, as defined under and required by current Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the Board of Directors and management.

During 2020, the Nominating and Corporate Governance Committee held two meetings.

Board Leadership

We do not currently have a Chairman of the Board of Directors; however, we have designated Dr. Homcy as our Lead Director. We believe that separating the positions of Chief Executive Officer and Lead Director has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing our Lead Director to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as a Lead Director, particularly as our Board of Directors’ oversight responsibilities continue to grow.

While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate Lead Director may provide the appropriate leadership structure for us and would demonstrate our commitment to good corporate governance.

Director Nominations

The director qualifications developed to date focus on what our Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board of Directors is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

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at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board of Directors select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2021 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2021 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

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disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

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any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

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a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

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a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (https://bridgebio.com) and selecting the “For Investors” tab and “Contact IR”.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. All of our eight directors then serving on our Board of Directors attended our 2020 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2020, the members of our Compensation Committee included Dr. Aguiar, Mr. Satvat and Mr. Momtazee. Mr. Momtazee resigned from our Compensation Committee in February 2020, when he became an employee of the Company, which employment continued through January 2021. None of the members of our Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee during 2020, a former officer of the Company, or had any other relationships with us requiring disclosure herein, except that Mr. Satvat serves as a Partner of Kohlberg Kravis Roberts & Co. L.P., which is an affiliate of KKR Genetic Disorder L.P., a holder of more than 5% of our outstanding common stock, and which is an affiliate of KKR Capital Markets LLC, which acted as an initial purchaser in connection with certain of our note offerings and as underwriter in connection with a registered sale of our common stock. See the section titled “Certain Relationships and Related Party Transactions - Agreements and Transactions with 5% Stockholders and Their Affiliates - Participation in Our Offerings” for more information. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

Our directors are eligible to receive the following cash retainers and equity awards pursuant to our formal policy:

Annual Retainer for Board Membership	$50,000
Initial Non-Statutory Stock Option Grant upon Election	$1,200,000
Annual Non-Statutory Stock Option Grant	$1,200,000

Annual Retainer for Board Membership

Our policy provides that, each director who is not serving as our Chief Executive Officer (an “Outside Director”) shall receive a cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of our Board of Directors. No additional compensation is paid for attending individual Board meetings, serving on committees of the Board of Directors or attending committee meetings. Cash retainers owing to Outside Directors shall be annualized, meaning that with respect to directors who join the Board of Directors during the calendar year, such amounts shall be pro-rated based on the number of calendar days served by such director.

Initial Equity Grant Upon Election

Our policy provides that, upon initial election to our Board of Directors, each Outside Director will receive an initial, one-time grant of a non-statutory stock option with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Initial Grant”).

Annual Equity Grant

Our policy provides that, on the date of each of our annual meetings of stockholders, each Outside Director who will continue as a member of our Board of Directors following such annual meeting and who has not received an Initial Grant in the same calendar will receive a grant of a non-statutory stock option on the date of such annual meeting with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Annual Grant”).

The Initial Grants and Annual Grants are subject to full accelerated vesting upon a “sale event,” as defined in the Amended and Restated BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan (the “2019 Plan”).

The policy also provides that the aggregate amount of compensation, including both equity compensation and cash compensation, paid to any Outside Director in a calendar year will not exceed $1,250,000 (or such other limit as may be set forth in the 2019 Plan or any similar provision of a successor plan).

Our Chief Executive Officer will receive no additional compensation for his service as a director.

We will reimburse all reasonable out-of-pocket expenses incurred by our Outside Directors for their attendance at meetings of our Board of Directors or any committee thereof.

The following table presents the total compensation for each person who served as an Outside Director during the year ended December 31, 2020, other than Dr. Homcy, which is presented in “Executive Compensation-Summary Compensation Table” below. The compensation received by Dr. Kumar as Chief Executive Officer is also presented in “Executive Compensation-Summary Compensation Table” below.

Name(1)	Fees earned or paid in cash ($)		Stock awards ($)		Option awards ($)(2)		All other compensation ($)		Total ($)
Eric Aguiar, M.D.	93,539	(4)	—		1,860,304	(3)	—		1,953,843
Jennifer E. Cook	50,000		—		1,199,992		100,000	(9)	1,349,992
James C. Momtazee	50,000		294,213	(5)	1,493,632	(5)	46,042	(6)	1,883,887
Ali Satvat	105,571	(7)	—		1,860,304	(8)	—		1,965,875
Brenton L. Saunders	26,099	(10)	—		1,199,999		—		1,226,098
Richard H. Scheller, Ph.D.	50,000		—		1,199,992		600,000	(11)	1,849,992
Andrew Lo	26,099	(10)	—		1,199,999		—		1,226,098
Randal Scott	26,099	(10)	—		1,199,999		—		1,226,098
Ronald Daniels	44,253		—		1,200,273		—		1,244,526

(1)

As of December 31, 2020: Dr. Aguiar held outstanding options to purchase an aggregate of 195,300 shares of our common stock; Ms. Cook held outstanding options to purchase an aggregate of 212,384 shares of our common stock; Mr. Momtazee held outstanding options to purchase an aggregate of 220,227 shares of our common stock; Mr. Satvat held outstanding options to purchase an aggregate of 86,112 shares of common stock of Eidos Therapeutics, Inc. (“Eidos”) and 195,300 shares of our common stock; Mr. Saunders held outstanding options to purchase an aggregate of 101,223 shares of our common stock; Dr. Scheller held outstanding options to purchase an aggregate of 248,688 shares of our common stock; Mr. Lo held outstanding options to purchase an aggregate of 101,223 shares of our common stock; Mr. Scott held outstanding options to purchase an aggregate of 101,223 shares of our common stock; and Mr. Daniels held outstanding options to purchase an aggregate of 91,554 shares of our common stock.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted by the Company and by Eidos during 2020 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“FASB ASC Topic 718”). Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are included in Note 15 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	Includes the aggregate grant date fair value of an option grant from Eidos equal to $660,312.
(4)	Includes fees equal to $43,539 paid by Eidos as of December 31, 2020. All cash payments to Dr. Aguiar were made payable to Aisling Capital Management LP.
(5)

Includes an option to purchase shares of the Company’s common stock valued at $293,640 on the date of grant and RSAs valued at $294,213 granted to Mr. Momtazee in his role as Senior Advisor to the Company pursuant to the Offer Letter with the Company, effective as of February 12, 2020.

(6)	Includes compensation and Company matching of 401(k) contributions paid to Mr. Momtazee in his role as Senior Advisor to the Company.
(7)	Includes the aggregate grant date fair value of an option grant from Eidos equal to $660,312.
(8)	Includes fees equal to $55,571 paid by Eidos. All cash payments to Mr. Satvat were made payable to KKR Genetic Disorder L.P.
(9)	Includes fees accrued and paid to Ms. Cook in connection with consulting services rendered to the Company.
(10)	Includes pro-rated annual retainer for membership on the Board of Directors commencing June 2020.
(11)	Includes compensation paid to Dr. Scheller in his role as our Chairman of Research and Development.

Required Vote

The three (3) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the date of the annual meeting of stockholders following the year ending December 31, 2023 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the three (3) director nominees listed above.

EXECUTIVE OFFICERS

The following is information for our executive officers, as of December 31, 2020.

Brian C. Stephenson, Ph.D., CFA	40	Chief Financial Officer and Secretary
Michael Henderson, M.D.	31	Chief Business Officer
Cameron Turtle, Ph.D.	31	Chief Strategy Officer

Biographical information for Neil Kumar and Charles Homcy is included above with the director biographies under the caption “Current Directors.”

Brian C. Stephenson, Ph.D., CFA has served as our Chief Financial Officer since October 2018. Prior to joining us, Dr. Stephenson served as Partner and the Head of Life Sciences for Capital IP Investment Partners, a special situation investment fund, from 2015 to 2018. From 2011 to 2014, Dr. Stephenson was a Director/Vice President Leerink Partners, an investment bank. Prior to that, Dr. Stephenson was an Engagement Manager at McKinsey & Company, a worldwide management consulting firm. He received his Ph.D. and M.S. degrees in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from Brigham Young University. Dr. Stephenson is also a Chartered Financial Analyst charterholder.

Michael Henderson, M.D. has served as our Chief Business Officer since January 2020. Prior to that, he served as our Senior Vice President, Asset Acquisition, Strategy and Operations from December 2017 to December 2019. Dr. Henderson joined BridgeBio as our Vice President of Asset Acquisition, Strategy and Operations in April 2016. Dr. Henderson serves as the Chief Executive Officer of certain of our subsidiaries, including QED Therapeutics, Inc. since December 2017 and Origin Biosciences, Inc. from December 2017 to December 2019 and commencing again in March 2020. Dr. Henderson also serves on the board of directors for certain of our subsidiaries, including TheRas, Inc. since September 2016 and Adrenas Therapeutics, Inc. since July 2017. Prior to BridgeBio, Dr. Henderson worked as a Senior Associate at McKinsey & Company from January 2015 to April 2016 and prior to that, he co-founded PellePharm, Inc., in August 2011. Dr. Henderson received his B.A. with high honors in global health with a citation in Spanish from Harvard University and his M.D. with a scholarly concentration in health services and policy from Stanford University where he was a member of both the Ignite and Leadership in Health Disparities Programs.

Cameron Turtle, Ph.D. has served as our Chief Strategy Officer since January 2021. Prior to that, he served as our Senior Vice President, Portfolio Management and Corporate Development, from January 2018 until December 2020 and served as a Director, Portfolio Management, from February 2017 to December 2017. Mr. Turtle has also worked for our subsidiary, Eidos Therapeutics, since February 2017, currently as the chief business officer, and currently serves as a director of certain of our subsidiaries, including Aspa Therapeutics, since June 2018, CoA Therapeutics, Inc. since January 2018, Dermecular since July 2017 and Fortify Therapeutics since December 2017. Mr. Turtle previously worked as vice president of business development and operations for our subsidiary, Navire Pharmaceuticals, Inc., from February 2017 to March 2018. From August 2016 to January 2017, Mr. Turtle was a consultant at McKinsey & Company. Mr. Turtle received his B.S. with honors in bioengineering from the University of Washington and his D. Phil. in cardiovascular medicine from University of Oxford, St. John’s College, where he was a Rhodes Scholar.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our 2020 executive compensation program and includes discussion and background information regarding the compensation of our named executive officers (“NEOs”). This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

The following executive officers are our Named Executive Officers for 2020:

Name	Title
Neil Kumar, Ph.D.	Chief Executive Officer and President
Brian Stephenson, Ph.D., CFA	Chief Financial Officer and Secretary
Michael Henderson, M.D.	Chief Business Officer
Cameron Turtle, Ph.D.	Chief Strategy Officer
Charles Homcy, M.D.	Chairman of Pharmaceuticals
Brian Stolz(1)	Former Chief Operating Officer

(1)	Mr. Stolz resigned from the Company effective October 22, 2020.

Executive Summary

BridgeBio is a team of experienced drug discoverers, developers and innovators working to create life-altering medicines that target well-characterized genetic diseases at their source. BridgeBio was founded in 2015 to identify and advance transformative medicines to treat patients who suffer from Mendelian diseases, which are diseases that arise from defects in a single gene, and cancers with clear genetic drivers. BridgeBio’s pipeline of over 30 development programs ranges from early science to advanced clinical trials and its commercial organization is focused on delivering the Company’s first approved therapy.

2020 Business and Financial Highlights

2020 was a year of significant progress for us. Clinical, regulatory and corporate performance highlights for 2020 include:

•

Laying the groundwork to complete in the first quarter of 2021 our acquisition of all of the outstanding shares of Eidos Therapeutics, Inc. (“Eidos”) that we did not already own, allowing BridgeBio to deploy its full clinical and commercial infrastructure to develop and plan for potential global commercialization upon regulatory approval of Eidos’ product candidate, acoramidis, a potential best-in-class therapy for patients with amyloidosis cardiomyopathy (ATTR-CM)

•

Acceptance of our New Drug Application (“NDA”) for infigratinib for the treatment of cholangiocarcinoma by the U.S. Food and Drug Administration (“FDA”) and granting of Priority Review designation under the Real-Time Oncology Review (RTOR) pilot program, designed to expedite the delivery of safe and effective cancer treatments to patients

•

Acceptance of our NDA for NULIBRY™ (fosdenopterin) by the FDA, leading to NULIBRY’s approval in the first quarter of 2021 as the first and only approved therapy to reduce the risk of mortality for patients with Molybdenum cofactor deficiency (MoCD) Type A, an ultra-rare, life-threatening genetic disorder that progresses rapidly

•	Initiation of two new clinical trials and progress in additional 17 ongoing clinical trials

•

Implementation and completion of an equity exchange program (the “Exchange Program”) pursuant to which certain employees and individual independent contractors who provide services to our affiliates had the opportunity to exchange some or all of the unregistered equity they held in our subsidiaries for shares of registered common stock or milestone-related equity awards exercisable or convertible into shares of our common stock that are registered on The Nasdaq Global Select Market

•	Ending 2020 with $607.1 million in cash, cash equivalents and marketable securities

•	Increasing our stock price value in 2020 by 103%

Overview of 2020 Pay Outcomes

We continue to reward our NEOs with competitive compensation packages that directly align pay with performance. The caliber of our performance in the areas of research, clinical and regulatory milestones drives our compensation structure, specifically the degree to which NEOs are granted equity and earn bonuses. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective. In line with our strong growth in 2020, the Compensation Committee considered how our incentives provided appropriate levels of compensation considering our performance and growth stage. Key decisions include:

•

Annual Bonuses – An annual bonus was paid to our CEO at 250% of target and to our CFO at 216% based on strong achievement of corporate goals that included advancing our affiliate programs, securing financing through 2021, strengthening internal operations and controls, and building cross-organization and cross-function capabilities. Bonuses for our other NEOs were paid at levels ranging from 146% to 150% of target based on strong achievement of corporate goals.

•

Long-term Equity Incentives – The annual stock option grant and restricted stock unit grants to our CEO in 2020 reflect our “go-forward” equity guidelines as compared to the pre-IPO grants awarded in 2019. Factors influencing our equity grants to our NEOs in 2020 were based on market data provided to us by our compensation consultant, Radford. See “Compensation Determination Process—Use of Compensation Consultant.”

Compensation Philosophy & Objectives

Our compensation programs are designed to:

•	Harness the power of top performers to drive outsized impact relative to the investment, which increases our probability of success in technical programs and maximizes value for shareholders;

•	Attract and retain top performers at all levels who contribute to our long-term success;

•	Focus total rewards on what really matters to our team; and

•	Directly tie rewards to performance through a long-term incentive program that pays out when the company hits value inflection points.

Compensation Determination Process

Role of the Compensation Committee

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to Board of Directors on its discussions, decisions and other actions.

The Compensation Committee, or the Board of Directors upon recommendation from the Compensation Committee, establishes the annual compensation, including salaries, bonuses and equity awards for our CEO and our executives. For executives other than the CEO, the Compensation Committee solicits and considers evaluations and recommendations by the CEO. In the case of the CEO, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of Radford, including analyses of executive compensation paid at other companies identified by the consultant.

Role of CEO & Management

Our CEO makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends Compensation Committee meetings. Our CEO makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and recommends the target total direct compensation, which our CEO has the authority to approve in consultation with our Compensation Committee, for our executive officers who are not “officers” (as defined in Section 16 of the Exchange Act). Our Board of Directors, at the recommendation of our Compensation Committee, has also delegated to our CEO the authority to determine and approve the cash and equity compensation payable to employees and consultants of the Company and our subsidiaries who are not “officers” (as defined in Section 16 of the Exchange Act). The aggregate amount of compensation our CEO has the authority to approve in calendar year 2021 pursuant to the foregoing delegations shall not exceed approximately $142.4 million, and the aggregate number of shares of our common stock issuable pursuant to equity awards under our Amended and Restated 2019 Stock Option and Incentive Plan shall not exceed 4,500,000 shares.

While our CEO typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters, as well.

Use of Compensation Consultant

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2020, the Compensation Committee engaged the services of Radford, which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive compensation compared with current market practices and a peer group of companies, to be used for setting 2020 executive compensation levels. Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. Radford reports directly to the Compensation Committee.

During 2020, Radford did not provide services to us other than the services to our Compensation Committee described herein. The Compensation Committee has assessed the independence of Radford according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Radford did not raise any conflict of interest and did not adversely affect Radford’s independence.

Peer Group

Prior to 2020, the Company did not use a peer group. In early 2020, we developed a peer group, with the assistance of Radford, to provide a broad perspective on competitive pay levels and practices for 2020. For this peer group, the Compensation Committee, reviewed similar companies with respect to sector, stage of development and market capitalization that was ultimately chosen based on these characteristics and others including:

•	Sector – publicly-traded pre-commercial or early-stage commercial biopharma companies

•	Market Capitalization – $1B to $13B market capitalization range

•	Size – companies with under 450 employees

Based on the above market data, Radford compiled the following peer group of companies in early 2020:

Acceleron Pharma	FibroGen
Aimmune Therapeutics	Global Blood Therapeutics
Ackea Therapeutics	MyoKardia
Axsome Therapeutics	Nektar Therapeutics
bluebird bio	Principia Biopharma
Blueprint Medicines	Ra Pharmaceuticals
Deciphera Pharmaceuticals	Sage Therapeutics
Dicerna Pharmaceuticals	Tricida
Epizyme	Ultragenyx Pharmaceutical

In light of the Company’s rapid growth, the Compensation Committee conducts an annual review of peers to ensure that the underlying criteria for peer selection remains appropriate, ensuring that we consider companies that have profiles similar to us and removing companies that have been acquired in the interim.

As guidelines for our executives, we set target cash compensation, when considering salary and bonus potential, and equity compensation, delivered through equity-based awards, after generally referencing the compensation paid to executives within our compensation peer group. We target equity compensation for our executives at or above the 50th percentile of equity compensation paid to executives in our compensation peer group, however our own performance and individual performance informs decisions on equity compensation. We believe that our emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We also believe that these references appropriately reflect our position and performance, which has been very strong since our IPO in June 2019. We may deviate from setting actual compensation levels at these target levels with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors.

Pay Components

The Compensation Committee has developed an executive compensation program that consists of three main components. The relative mix of these components is weighted more on incentives, particularly long-term incentives, rather than fixed compensation. The focus on incentive compensation is intended to ensure that the interests of our executives are aligned with those of our stockholders. Our compensation program is made up of the following three key compensation components:

Base Salary	Base salaries are fixed annual cash compensation established and reviewed annually with consideration for responsibilities, experience, market data and individual contributions. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives.

Annual Performance-based Bonus

The annual performance-based bonus opportunity is a variable, cash incentive program. It is intended to motivate and reward our executives for the achievement of key strategic goals of the Company.

In 2020, our annual incentives were based on key corporate objectives and individual performance.

Long-Term Equity Incentives

Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our top executive talent and promoting an ownership culture at the Company.

Equity awards are delivered as time-vested stock options and restricted stock units. These awards are typically granted on an annual basis.

From time to time, the Compensation Committee may determine it in the Company’s best interest to use other award types, such as PSUs and milestone achievement grants, to drive the achievement of specific performance outcomes.

Overview of Compensation Program Governance

What We Do	What We Don’t Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance	No excise tax or other gross ups

Maintain a long-term strategic plan for equity compensation and avoid undue emphasis on short-term value	No significant fringe benefits or perquisites that are not available to all employees

Retain an independent compensation consultant	Hedging and pledging are prohibited

Review peer group and peer pay regularly as reference point	No retirement programs other than our 401K

Maintain an independent compensation committee

In prior years, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and were not required to hold a non-binding, advisory vote on the compensation of our NEOs (a “Say-on-Pay Vote”). At this Annual Meeting of Stockholders, we will hold our first Say-on-Pay Vote as described in Proposal 2 of this Proxy Statement. Our board of directors and compensation committee will consider the result of the Say-on-Pay vote, and the related “Say-on-Frequency” vote, as described in Proposal 3 of this Proxy Statement, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our stockholders.

Base Salary

Base salaries for our NEOs consider such executive’s qualifications, experience, the scope of his responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries were initially established at the time of our IPO in 2019 and were adjusted in 2020. In making decisions regarding salary increases, we draw upon the experience of members of our Compensation Committee with other companies and considering individual responsibilities, performance and experience. We also we draw upon the expertise of Radford, who provides comparative compensation data from similar sized companies in our industry. The Compensation Committee does not apply specific formulas to determine base salary increases. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

Name	2019 Base Salary	2020 Base Salary	% Increase
Neil Kumar, Ph.D.	$450,000	$550,000	22%
Brian Stephenson, Ph.D., CFA	$420,000	$550,000	31%
Michael Henderson, M.D.	$410,000	$515,000	26%
Cameron Turtle, Ph.D.(1)	$350,000	$400,000	14%
Charles Homcy, M.D.	$500,000	$500,000	—
Brian Stolz	$625,000	$625,000	—

(1)	Dr. Turtle is paid through our subsidiary, Eidos Therapeutics, Inc.

For 2020, our Board of Directors approved increases in base salary ranging from 14% to 31% based on evaluation of the third-party market compensation data and recommendations from Radford, as necessary to be competitive with our peer group. The 2020 base salary increases were effective as of January 1, 2020.

Annual Performance-Based Bonus

In addition to base salaries, certain of our NEOs are eligible to receive annual cash bonuses, which are designed to provide appropriate incentives to our executives to achieve corporate goals and individual accomplishments, and to reward our executives who significantly impact our results.

Each NEO has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. These bonus targets were set by the Compensation Committee based on recommendations from Radford as necessary to be competitive with our peer group:

Name	2020 Base Salary	2020 Target Bonus (% of base salary)	2020 Target Bonus ($)
Neil Kumar, Ph.D.	$550,000	60%	$330,000
Brian Stephenson, Ph.D., CFA	$550,000	60%	$330,000
Michael Henderson, M.D.	$515,000	40%	$206,000
Cameron Turtle, Ph.D.(1)	$400,000	35%	$140,000
Charles Homcy, M.D.(2)	$500,000	—	—
Brian Stolz(3)	$625,000	60%	$375,000

(1)	Dr. Turtle was paid through our subsidiary, Eidos Therapeutics, Inc.
(2)	Dr. Homcy does not have a defined target bonus pursuant to his offer letter with the Company.
(3)	Mr. Stolz resigned from the Company effective October 22, 2020.

Our performance goals vary from year to year. For the FY 2020 bonus, these goals included advancing our affiliate programs, securing financing through 2021, strengthening internal operations and controls, and building cross-organization and cross-function capabilities. The corporate performance goals are generally tied to achievement of clinical and regulatory milestones related to our preclinical and clinical development programs across our affiliates. The Compensation Committee determines whether any weighting will be applied to each of the goals that comprise the established corporate performance goals.

The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals in their totality, considering the Company’s overall performance for the year and comes to a general, subjective conclusion as to whether the corporate goals were met, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. In sum, the actual amount of bonus compensation that is earned by our NEOs is a subjective, discretionary, determination made by our CEO in consultation with the Compensation Committee following the Board of Directors’ and the Compensation Committee’s review of the Company’s achievement of the corporate goals, other than for our CEO and CFO, whose compensation is determined by the Board of Directors. The Board of Directors believes that maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances, and the discretion to award or fail to award bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties. Payouts of earned bonuses, if any, are generally made in the year following the year of performance.

For 2020, our Board of Directors determined that the corporate goals were achieved. Based on the achievement of corporate performance goals, our NEOs received bonuses ranging from 146% to 250% of their targets. Mr. Stolz left the company prior to the Company bonus being paid out and therefore was not eligible for a 2020 fiscal year performance bonus. Overall, bonus payments are outlined in the table below:

Name	2020 Target Bonus ($)	2020 Bonus Payout ($)		2020 Bonus Payout (% of bonus target)
Neil Kumar, Ph.D.	$330,000	$825,000		250%
Brian Stephenson, Ph.D., CFA	$330,000	$712,500		216%
Michael Henderson, M.D.	$206,000	$300,000		146%
Cameron Turtle, Ph.D.(1)	$140,000	$210,000		150%
Charles Homcy, M.D.	—	$100,000		—
Brian Stolz	$375,000	$682,777	(2)

(1)	Dr. Turtle was paid through our subsidiary, Eidos Therapeutics, Inc.
(2)

Mr. Stolz did not receive a bonus based on 2020 performance given his resignation from the Company in October 2020. Pursuant to our severance agreement with Mr. Stolz, he received a target bonus payment of $375,000 and a pro-rated bonus payment for the fiscal year ended December 31, 2020, in the amount of $307,377.

Long-term Incentive Program

Our long-term, equity-based incentive awards are designed to align the interests of our NEOs with the interests of our stockholders. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees at this critical point on our growth and both a newly public, pre-commercial stage company. In 2020, we structured this in a mix of 75% stock options and 25% in RSUs. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for NEOs.

The stock option grants are intended to create a direct link between our NEOs’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. Likewise, the value of RSUs increase as our stock price increases. Accordingly, we believe stock options and RSUs provide meaningful incentives to our executives to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain.

In June 2020, in connection with the annual compensation review, the Company granted stock options and RSUs to most of our NEOs. The size of the awards to any individual is determined based on several factors including performance as well as the total number of shares available for grant under our Amended and Restated 2019 Stock Option and Incentive Plan, and the levels of equity compensation, both from the perspective of grant date values and as a percent of common shares outstanding, provided by our peer companies to their executives.

The following table summarizes the equity grants to our NEOs in 2020:

Name	2020 RSU (# Shares)	2020 Stock Options (# Shares)
Neil Kumar, Ph.D.	82,069	590,551
Brian Stephenson, Ph.D., CFA	27,356	196,850
Michael Henderson, M.D.(1)	205,000	—
Cameron Turtle, Ph.D.	2,745	—
Charles Homcy, M.D.(2)	—	—
Brian Stolz	25,532	183,727

(1)	Dr. Henderson received an option award from a subsidiary of the Company in 2020. Please refer to the Summary Compensation Table.
(2)	Dr. Homcy received an option award for service on our Board of Directors. Please refer to the Summary Compensation Table.

All of our stock option grants made to our NEOs vest monthly in equal increments over a four-year period subject to the NEO’s continued services with us. All of our RSUs vest quarterly in equal increments over a four-year period subject to the NEO’s continued services with us.

In addition, in March 2020, the Compensation Committee approved our implementation of the Exchange Program pursuant to which certain employees and individual independent contractors who provide services to our subsidiaries were offered the opportunity to exchange some or all of the equity held by these individuals in our subsidiaries for (i) vested shares of our common stock, (ii) shares of our restricted common stock subject to vesting on the same terms and conditions as the unvested shares of restricted common stock held by them in our subsidiaries, (iii) options to purchase shares of our common stock, and/or (iv) the right to receive notional units in our common stock that will pay out an applicable fixed dollar amount upon the achievement of certain designated performance milestones (the “Milestone Program”). We and our Compensation Committee determined that the Exchange Program is critical to our retention of high-performing employees and individual independent contractors who provide services to our subsidiaries because it provides them with the opportunity to receive shares of our common stock (or equity awards exercisable or convertible into shares of our common stock) that will be registered and listed on the Nasdaq Stock Market in exchange for unregistered equity in our privately held subsidiaries. Additionally, the ability for certain of these individuals to participate in the Milestone Program creates an incentive for them to contribute to the achievement of defined milestones at the subsidiary level while aligning their long-term interests with those of our stockholders. We successfully completed the Exchange Program in 2020 and continue to incentivize employees with grants under the Milestone Program.

Additional Compensation Policies and Practices

Perquisites, Health and Welfare Benefits

Our NEOs are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our NEOs. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit, non-qualified defined contribution plans or defined benefit pension plans sponsored by us. We provide a 401(k) plan for all our eligible employees, including our NEOs, and make matching contributions, as described in the section below entitled “401(k) Plan.”

We also provided limited perquisites to our named executive officers in 2020, consisting primarily of commuting expenses and other de minimis benefits. We believe that providing such perquisites were appropriate to assist our NEOs in the performance of his duties.

401(k) Plan

All of our full-time employees in the United States, including our NEOs, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $19,500 for calendar year 2020. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2020 may be up to an additional $6,500 above the statutory limit. In 2020, we made matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 3% of eligible compensation and 50% of participant contributions above that level up to 5% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Anti-Hedging and Pledging Policy

Our Insider Trading policy expressly prohibits each of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and the holding of our securities in margin accounts without pre-approval.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected our executive compensation decisions.

Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation Committee Eric Aguiar, M.D., Chair Ali Satvat

2020 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years ended set forth below. Please note that in certain years Drs. Stephenson, Henderson and Turtle were not NEOs and as such we are not including their compensation for those years.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Neil Kumar, Ph.D.	2020	550,000		825,000		2,368,511		6,299,998		11,400	(3)	10,054,909
Chief Executive Officer	2019	502,765		360,000		13,863,445		11,573,049		34,804		26,334,063
	2018	450,000		—		—		—		—		450,000

Brian Stephenson, Ph.D., CFA	2020	550,000		712,500		789,494		2,099,996		11,943	(7)	4,163,933
Chief Financial Officer	2019	420,000		189,000		132,600		3,430,781		26,586		4,198,967
	2018	74,375	(4)	330,240		1,942,500		—		—		2,347,115

Michael Henderson, M.D.	2020	515,000		300,000		7,072,500		91,899	(5)	11,843	(7)	7,991,241
Chief Business Officer

Cameron Turtle, Ph.D.*	2020	400,000		210,000		3,940,081	(6)	—		11,400	(7)	4,561,482
Chief Strategy Officer

Charles Homcy, M.D.	2020	500,000		100,000		—		1,199,992	(8)	55,812	(9)	1,855,805
Chairman of Pharmaceuticals	2019	513,808		—		2,111,579		3,128,716		221,737		5,975,842

Brian Stolz	2020	511,362		25,000	(10)	736,854		1,992,182	(11)	1,975,453	(12)	5,240,851
Chief Operating Officer	2019	146,780		93,750		6,860,780		1,045,003				8,146,313

*	Dr. Turtle is employed through our subsidiary, Eidos Therapeutics, Inc. In 2020, his salary and bonus were paid by Eidos Therapeutics, Inc.
(1)

The bonus amounts reported reflect the discretionary cash bonuses earned by the named executive officers, and determined by our Board of Directors, for the applicable fiscal year, based on the named executive officers’ performance during such fiscal year.

(2)

In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock or the sale of shares of our common stock underlying such awards.

(3)	Includes employer matching contributions received under the Company’s 401(k) plan and de minimis Company-paid travel services.
(4)	Dr. Stephenson commenced employment with us on October 29, 2018, and his annual base salary was pro-rated accordingly.
(5)	Includes the grant date fair value of an option grant in a subsidiary of the Company.
(6)	Includes grant date fair value under ASC 718 based on probable outcome of a performance metric, which assumes maximum achievement of such performance metric.
(7)	Includes employer matching contributions received under the Company’s 401(k) plan.
(8)	Includes the aggregate grant date fair value in the amount of $1,199,992 of an option grant made in connection with Dr. Homcy’s service on the Board of Directors.
(9)	Includes annual payment of $50,000 in connection with Dr. Homcy’s service on the Board of Directors and employer matching contributions received under the Company’s 401(k) plan.
(10)	Includes one-time achievement bonus paid in connection with the completion of the Exchange Program.
(11)	Includes $32,182 of incremental expense to the Company related to the modification of the exercise period for 15,310 options to purchase shares of common stock.

(12)

Includes compensation paid to Mr. Stolz pursuant to his separation agreement with the Company entered into in November 2020, including: $1,250,000 separation payment; $375,000 target bonus payment; $307,377 pro rated 2020 bonus payment; and $36,329 COBRA reimbursement of payment.

Grants of Plan-Based Awards for Fiscal Year 2020

The following table sets forth the individual awards made to each of our NEOs during 2020. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” above.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units		All Other Option Awards Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Options Awards
		Threshold	Target		Maximum
Neil Kumar, Ph.D.	6/3/2020							590,551	(1)	28.86	6,299,998
	6/3/2020					82,069	(2)				2,368,511
Brian Stephenson, Ph.D., CFA	6/3/2020							196,850	(1)	28.86	2,099,996
	6/3/2020					27,356	(2)			—	789,494
Michael Henderson, M.D.	5/19/2020					205,000	(2)				7,072,500
	4/3/2020							4,456	(5)	3.07	13,609
	7/21/2020							3,137	(5)	3.07	9,571
	9/30/2020							2,199	(5)	42.80	68,719
Cameron Turtle, Ph.D.	9/1/2020					2,745	(3)				75,817
	5/19/2020	—	20,805,649	(4)	—						3,864,264	(6)
Charles Homcy, M.D.	6/2/2020							112,422	(8)	29.00	1,199,992
Brian Stolz	6/3/2020							183,727	(1)	28.86	1,992,182	(7)
	6/3/2020					25,532	(2)				736,854

1	1/48th of the shares underlying option grant vest on a monthly basis.
2	6.25% of the RSUs vested on August 16, 2020 and 6.25% will continue to vest in quarterly installments.
3	This award was fully vested upon grant pursuant to the achievement of performance-based milestone, whose vesting was contingent upon meeting certain regulatory milestones.
4

Milestone awards related to achievement of performance-based milestones whose vesting is contingent upon meeting regulatory and development milestones. There is no threshold for this award and the maximum is equal to the target.

5	Option award granted by a subsidiary, vests 1/48 monthly one year cliff
6	Performance milestone award that was probable on the date the Board of Directors approved participation in the milestone program. Note that $2.6 million was no longer probable as of December 31, 2020.
7	Includes $32,182 incremental expense related to the modification of exercise period.
8	Option grant made in connection with Dr. Homcy’s service on the Board of Directors. 1/3rd of the shares vest annually.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2020:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Neil Kumar	06/26/19	653,580	1,089,302	(2)	$17.00	06/26/29
	07/01/2019						—		$—
	07/01/2019						133,516	(3)	$9,494,323
	07/01/2019						914,820	(4)	$65,052,850
	07/01/2019						1,207,832	(5)	$85,888,934
	06/03/2020	73,818	516,733	(6)	$28.86	06/02/30
	06/03/2020						71,811	(7)	$5,106,480

Brian Stolz	12/12/2019						—		$—
	06/03/2020	15,310	—		$28.86	10/21/21
	06/03/2020						—		$—
	11/13/2019	25,520	—		$26.28	10/21/21
	11/13/2019						—		$—
	11/13/2019
	11/20/2019						—		$—

Brian Stephenson	06/26/2019	193,751	322,919	(8)	$17.00	06/25/29
	07/01/2019						167,001	(9)	$11,875,441
	07/01/2019						11,552	(10)	$821,463
	06/03/2020	24,606	172,244	(11)	$28.86	06/02/30
	06/03/2020						23,937	(12)	$1,702,160
Charles Homcy	06/26/2019	78,667	181,540	(13)	$17.00	06/25/29
	07/01/2019						—		$—
	07/01/2019						20,337	(14)	$1,446,164
	07/01/2019						139,339	(15)	$9,908,396
	07/01/2019						183,968	(16)	$13,081,964
	12/12/2019	27,626	55,252	(17)	$37.45	12/11/29
	06/02/2020	—	112,422	(18)	$29.00	06/01/30

Michael Henderson	06/26/2019	24,338	40,565	(19)	$17.00	06/26/29
	07/01/2019						422	(20)	$30,008
	07/01/2019						1,825	(21)	$129,776
	07/01/2019						85,886	(22)	$6,107,353
	07/01/2019						3,398	(23)	$241,632
	05/19/2020						179,375	(24)	$12,755,356
	05/19/2020	19,271	—		$2.29	06/24/28
	05/19/2020	7,778	—		$4.13	05/28/29
	05/19/2020	13,932	—		$4.22	09/24/29
	05/19/2020	4,586	—		$0.16	08/26/28
	05/19/2020	—	—		$0.28	05/07/28
	05/19/2020	8,282	—		$1.05	09/24/29
	05/19/2020	—	—		$0.28	11/13/27
	05/19/2020	—	—		$1.05	12/17/29
	05/19/2020	3,044	307		$1.65	06/10/29

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
	12/15/2020	4,456	—		$3.07	04/01/30
	12/15/2020	3,137	—		$3.07	07/20/30
	12/15/2020	2,199	—		$42.80	09/29/30
	05/19/2020									11,096.00	$789,036.56
	05/19/2020									3,063.00	$215,889.96
	05/19/2020						—		$—
	05/19/2020						3,796		$269,933.56
	05/19/2020						3,233		$229,898.63
	05/19/2020						3,477		$247,249.47
	05/19/2020						6,035		$429,148.85
	05/19/2020						1,968		$139,944.48

Cameron Turtle	06/26/2019	68,000	187,500	(25)	$17.00	06/26/29
	07/01/2019						786	(26)	$55,892.46
	07/01/2019						5,249	(27)	$373,256.39
	05/19/2020	56,042	—		$0.16	05/23/29
	05/19/2020	1,082	—		$1.25	08/23/27
	05/19/2020	31,766	—		$0.34	07/14/29
	09/01/2020						—		$—

(1)	Based on a price of $71.11 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Select Market on December 31, 2020, the last trading day of 2020.
(2)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Dr. Kumar’s continuous service through each such vesting date.

(3)

Represents shares of restricted common stock that were issued in exchange for common units in BridgeBio Pharma LLC (the “LLC”) in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares are subject to vesting at a rate of 1/60 per monthfrom a vesting commencement date of July 26, 2019, such that the shares shall be fully vested on March 26, 2021, subject to Dr. Kumar’s continuous service through each such vesting date.

(4)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 15, 2019, such that the shares shall be fully vested on August 15, 2022, subject to Dr. Kumar’s continuous service through each such vesting date.

(5)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Kumar’s continuous service through each such vesting date.

(6)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 3, 2020, such that all of the shares will be fully vested on June 03, 2024, subject to Dr. Kumar’s continuous service through each such vesting date.

(7)	Represents restricted stock units that vest quarterly for four years such that shares fully vest on May 16, 2024 subject to Dr. Kumar’s continuous service through each such vesting date.

(8)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Mr. Stephenson’s continuous service through each such vesting date.

(9)

Represents shares of restricted common stock that were issued in exchange for common units in BridgeBio Pharma LLC (the “LLC”) in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 29, 2019, such that the shares shall be fully vested on October 29, 2023, subject to Dr. Stephenson’s continuous service through each such vesting date.

(10)

Represents shares of restricted common stock that were issued in exchange for common units in BridgeBio Pharma LLC (the “LLC”) in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Stephenson’s continuous service through each such vesting date.

(11)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 03, 2020, such that all of the shares will be fully vested on June 3, 2024, subject to Dr. Stephenson’s continuous service through each such vesting date.

(12)	Represents restricted stock units that vest quarterly for four years such that shares fully vest on May 16, 2024 subject to Dr. Stephenson’s continuous service through each such vesting date.
(13)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Dr. Homcy’s continuous service through each such vesting date.

(14)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of March 26, 2016, such that the shares shall be fully vested on March 26, 2021, subject to Dr. Homcy’s continuous service through each such vesting date.

(15)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of August 15, 2017, such that the shares shall be fully vested on August 15, 2022, subject to Dr. Homcy’s continuous service through each such vesting date.

(16)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of February 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Homcy’s continuous service through each such vesting date.

(17)	The shares underlying this stock option agreement vests in three annual installments after December 12, 2019, subject to Dr. Homcy’s continuous service as a director through each such vesting date.
(18)	The shares underlying this stock option agreement vests in three annual installments after June 02, 2020, subject to Dr. Homcy’s continuous service as a director through each such vesting date.
(19)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Mr. Henderson’s continuous service through each such vesting date.

(20)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 22, 2019, such that the shares shall be fully vested on March 22, 2021, subject to Dr. Henderson’s continuous service through each such vesting date.

(21)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of August 1, 2019, such that the shares shall be fully vested on January 01, 2022, subject to Dr. Henderson’s continuous service through each such vesting date.

(22)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 31, 2019, such that the shares shall be fully vested on October 31, 2023, subject to Dr. Henderson’s continuous service through each such vesting date.

(23)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Henderson’s continuous service through each such vesting date.

(24)	Represents restricted stock units that vest quarterly for four years such that shares fully vest on May 16, 2024 subject to Dr. Henderson’s continuous service through each such vesting date.
(25)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Dr. Turtle’s continuous service through each such vesting date

(26)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 06, 2019, such that the shares shall be fully vested on February 06, 2022, subject to Dr. Turtle’s continuous service through each such vesting date.

(27)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 31, 2019, such that the shares shall be fully vested on October 31, 2023, subject to Mr. Turtle’s continuous service through each such vesting date.

Option Exercises and Stock Vested in Fiscal Year 2020

The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of RSUs during the fiscal year ended December 31, 2020 by each of our NEOs.

	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)			Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Neil Kumar, Ph.D.	—			$—	1,550,210		$55,113,334
Brian C. Stephenson, Ph.D., CFA	—			$—	66,008		$2,401,397
Michael Henderson, M.D.	98,365	(3)		$3,590,744	111,278	(4)	$4,008,092
Cameron Turtle, Ph.D.	136,794	(5	)(6)	$6,495,487	5,271	(7)	$166,827
Charles Homcy, M.D.	30,256			$636,144	234,068		$8,322,307
Brian Stolz	—			$—	1,595		$45,505

(1)

The value realized upon exercise of stock options is determined by multiplying (i) the difference between the trade price of our common stock on the date of exercise and the converted exercise price, by (ii) the number of shares exercised.

(2)

The value realized upon vesting of restricted stock and RSUs is calculated by multiplying the number of shares of restricted stock and RSUs vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

(3)

Shares acquired from exercise of Options Awards granted pursuant to the 2020 Stock and Equity Award Exchange Program (“Exchange Program”). The value realized is determined by multiplying (i) the difference between the trade price of our common stock on the date of exercise and the converted exercise price, by (ii) the number of shares exercised. The converted price is based on the volume weighted average closing price of our common stock on The Nasdaq Global Select Market (“Nasdaq”) over the 7-day trading period immediately prior to the award exchange date and the fair value of the applicable subsidiary’s stock based on its 409A valuation.

(4)	Includes 50,900 shares acquired from vesting of awards granted pursuant to the Exchange Program.
(5)

Includes 56,294 shares acquired from exercise of Options Awards granted from Eidos’ 2018 Stock Option and Incentive Plan with value realized of $3,724,017. The value realized is determined by multiplying (i) difference between the trade price of Eidos’ stock on Nasdaq on date of exercise and exercise price, by (ii) the number of shares exercised.

(6)

Includes 36,000 shares acquired from the exercise of options granted pursuant to the Exchange Program. The value realized of $1,675,100 was determined by multiplying (i) the difference between the trade price of BridgeBio stock on date of exercise and the converted exercise price, by (ii) the number of shares exercised. The converted price is based on the volume weighted average closing price of our common stock on Nasdaq over the 7-day trading period immediately prior to the award exchange date and the fair value of the applicable subsidiary’s stock based on its 409A valuation.

(7)

Includes 2,745 shares of restricted stock awards acquired related to performance-based milestone that were achieved during fiscal year 2020 due to completion of regulatory milestones. The value realized of $75,817 is calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on Nasdaq on the vesting date.

Employment Arrangements with our Named Executive Officers

We have entered into a written employment offer letter with each of our NEOs. These agreements set forth the basic terms and conditions of employment, including initial base salary, initial equity awards, eligibility to participate in our standard employee benefits plans, the at-will employment relationship and, in certain cases, a one-time signing bonus. These agreements also require that each NEO execute our standard employee confidentiality and assignment agreement.

Neil Kumar

On December 14, 2017, we, through our wholly-owned subsidiary, BridgeBio Services, Inc. (“Services Company”), entered into an offer letter with Dr. Kumar, who currently serves as our Chief Executive Officer. The offer letter provided for Dr. Kumar’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, and his eligibility to participate in our employee benefit plans generally. In the event of a termination of his employment by the Services Company without “cause” or Dr. Kumar’s resignation from employment with the Services Company for “good reason” (as such terms are defined in the offer letter), in either case subject to Dr. Kumar’s execution of an effective release of claims in favor of the Company, Dr. Kumar will be entitled to the following severance benefits: (i) a lump sum payment equal to twelve months of his then-current base salary; (ii) a pro-rated bonus based on Company and individual performance for the year of termination; and (iii) up to twelve months of COBRA reimbursements for Dr. Kumar and his dependents. Dr. Kumar is subject to the Service Company’s standard proprietary information and inventions agreement.

Brian C. Stephenson, Ph.D., CFA

On October 28, 2018, we, through Services Company, entered into an offer letter with Dr. Stephenson, Ph.D., CFA, who currently serves as our Chief Financial Officer. The offer letter provided for Dr. Stephenson’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, one-time sign-on bonus equal to $300,000 (subject to repayment if Dr. Stephenson voluntarily resigned from the Company within his first year of employment), initial equity grant, and his eligibility to participate in our employee benefit plans generally. Dr. Stephenson is subject to the Service Company’s standard proprietary information and inventions agreement.

Michael Henderson, M.D.

On March 22, 2016, we, through BridgeBio Pharma LLC, entered into an offer letter with Dr. Henderson, who currently serves as our Chief Business Officer. The offer letter provided for Dr. Henderson’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, initial equity grant, and his eligibility to participate in our employee benefit plans generally. Dr. Henderson is subject to the Service Company’s standard proprietary information and inventions agreement.

Cameron Turtle, Ph.D.

On December 13, 2016, we, through BridgeBio Pharma LLC, entered into an offer letter with Dr. Turtle, who currently serves as our Chief Strategy Officer. The offer letter provided for Dr. Turtle’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, initial equity grant, and his eligibility to participate in our employee benefit plans generally. Dr. Turtle is subject to the Service Company’s standard proprietary information and inventions agreement.

Charles Homcy, M.D.

On February 20, 2019, we, through Services Company, entered into an offer letter with Dr. Homcy, who currently serves as our Senior Advisor, Chair of Pharmaceuticals. The offer letter provided for Dr. Homcy’s at-will employment and set forth his initial annual base salary and his eligibility to participate in our employee benefit plans generally. Dr. Homcy is subject to the Service Company’s standard proprietary information and inventions agreement.

Brian Stolz

Mr. Stolz resigned from the Company effective as of October 22, 2020 (the “Termination Date”). We had entered into an offer letter with Mr. Stolz on September 19, 2019, which set forth the terms and conditions of his employment with us. Pursuant to the severance agreement into which we entered with Mr. Stolz on November 2, 2020, Mr. Stolz received: (i) $1,250,000.00, which was equivalent to 24 months of Mr. Stolz’s base salary as in effect prior to the Termination Date; (ii) a target bonus payment of $375,000; (iii) a pro-rated bonus payment for the fiscal year ended December 31, 2020, in the amount of $307,377; and (iv) 12 months of COBRA reimbursements for Mr. Stolz and his dependents. There was no acceleration of vesting of Mr. Stolz’s stock options or RSUs in connection with his resignation.

Potential Payments on Termination or Change in Control

The table below quantifies the potential payments and benefits that would have become due to our NEOs assuming that a qualifying termination occurred on December 31, 2020.

Name	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)	Continuation of Insurance Coverage ($)	Total ($)
Neil Kumar, Ph.D.
Termination Without Cause or Resignation for Good Reason	550,000	825,000	—	30,984	1,405,984
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	550,000	825,000	—	30,984	1,405,984

Brian Stephenson, Ph.D., CFA
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—

Michael Henderson, M.D.
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—

Name	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)	Continuation of Insurance Coverage ($)	Total ($)

Cameron Turtle, Ph.D.
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—

Charles Homcy, M.D.
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—

Mr. Stolz resigned from the Company effective October 22, 2020. Pursuant to the terms of his separation agreement with the Company, dated November 2, 2020, Mr. Stolz received a $1,250,000 separation payment, a $375,000 target bonus payment, a $307,377 pro rated 2020 bonus payment, and $36,329 COBRA reimbursement payment.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our Amended and Restated 2019 Employee Stock Purchase Plan (the “ESPP”), our Amended and Restated 2019 Stock Option and Incentive Plan (the “2019 Plan”) and the Inducement Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column(a))(c)
Equity compensation plans approved by security holders(1):	8,009,722		$20.82	6,943,791	(3)
Equity compensation plans not approved by security holders(4)	752,761	(2)	$29.99	204,664	(6)
Total	8,762,483	(5)	$50.80	7,148,455

(1)	Includes grants under the ESPP and our 2019 Plan.
(2)	Includes 7,139,820 shares of common stock issuable upon the exercise of outstanding options and 869,902 RSUs.
(3)

As of December 31, 2020, a total of 14,000,000 shares of our common stock were reserved for issuance pursuant to the 2019 Plan, which number excludes the 6,142,469 and 6,182,914 shares that were added to the 2019 Plan as a result of the automatic annual increase on January 1, 2021 and January 1, 2020, respectively. On June 2, 2020, our stockholders approved an amendment and restatement of the 2019 Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares. The 2019 Plan provides that the number of shares reserved and available for issuance under the 2019 Plan will automatically increase each January 1, beginning on January 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the plan administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2019 Plan will be added back to the shares of common stock available for issuance under the 2019 Plan. As of December 31, 2020, a total of 2,000,000 shares of our common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 1,228,493 and 1,236,582 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2021 and January 1, 2020, respectively. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 2,000,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(4)

Includes grants under the Inducement Plan. For more information about the Inducement Plan, please see Note 15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021.

(5)	Includes 493,141 shares of common stock issuable upon the exercise of outstanding options.
(6)	As of December 31, 2020, there were 204,664 shares available for grants under the Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Agreements and Transactions with 5% Stockholders and Their Affiliates

Intercompany Services Agreements with BridgeBio Services Inc.

We have received consulting and management services pursuant to two Intercompany Services Agreements with BridgeBio Services Inc., or, collectively, the BridgeBio Agreements. BridgeBio Services Inc. is affiliated with BridgeBio Pharma Inc., which has a controlling interest in us. The initial BridgeBio Agreement was entered into on March 1, 2016 and was superseded by the subsequent BridgeBio Agreement, effective as of May 1, 2017. During the year ended December 31, 2019, we incurred an aggregate of $0 for these services, which included, among other things, the services of Dr. Kumar, as well as other personnel, and the supervision of our strategic, financial, legal, personnel and executive recruitment activities. Dr. Kumar is our Chief Executive Officer and a member of our Board of Directors.

We also provided services to BridgeBio Pharma, Inc. and its affiliates. During the year ended December 31, 2020, BridgeBio Pharma, Inc. incurred an aggregate of $0 for these services.

Agreements with Entities Affiliated with Perceptive Advisors LLC

License and Exclusivity Agreements

In October 2019, our subsidiary, QED Therapeutics, Inc. (“QED”), entered into an exclusive license agreement (the “License Agreement”) with LianBio, a licensee entity in which Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Master Fund”) and certain of its affiliated funds hold a majority of the outstanding voting securities. Perceptive Master Fund directly holds shares of our common stock representing a greater than 5% ownership interest. Perceptive Advisors LLC (“Perceptive Advisors,” and collectively with Perceptive Master Fund and its affiliated funds, “Perceptive”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by Perceptive Master Fund. Mr. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by Perceptive Master Fund.

Pursuant to the License Agreement, QED granted to LianBio an exclusive, sublicensable license under the licensed patent rights and know-how to develop, manufacture and commercialize infigratinib for any and all human prophylactic and therapeutic uses in all cancer indications (including in combination with other therapies) in certain territories outside the United States. Under the License Agreement, QED received a nonrefundable upfront payment of $10.0 million and was granted certain equity rights in an affiliate of LianBio. Additionally, QED is entitled to receive payments from LianBio totaling an aggregate of up to $132.5 million upon the achievement of specified development and sales milestones and tiered royalties on net sales ranging from the low to mid teens.

In October 2019, our subsidiary, BBP LLC, concurrently entered into an exclusivity agreement with LianBio, pursuant to which BBP LLC received equity in the entity representing a 10% ownership interest, valued at approximately $3.8 million at the time of the transaction. The equity interest was issued in consideration for certain rights of first negotiation and rights of first offer granted by BBP LLC to LianBio with respect to specified transactions covering intellectual property rights owned or controlled by BBP LLC or its affiliates in certain territories outside the United States. Pursuant to the exclusivity agreement, BBP LLC also received a warrant to purchase 10% of the then-fully diluted shares of one of the subsidiaries of LianBio upon achievement of certain contingent milestones.

Exclusive License Agreement

In August 2020, our subsidiary, Navire Pharma, Inc. (“Navire”) entered into an Exclusive License Agreement with LianBio (the “Navire-LianBio License Agreement”). Under the terms of the Navire-LianBio License Agreement, LianBio will receive commercial rights in China and selected Asian markets and participate in clinical development activities for BBP-398. In consideration for the rights granted to LianBio, we received a nonrefundable $8.0 million upfront payment. We will also receive future development and sales milestone payments of up to $382.1 million, and tiered royalty payments from single-digit to low-teens on net sales of the product in licensed territories. As part of the Navire-LianBio License Agreement, our CEO, Neil Kumar, was appointed to the board of directors of LianBio.

Participation in Our Offerings

Convertible Note Offerings

KKR Capital Markets LLC (“KCM”), an affiliate of KKR Genetic Disorder L.P. (“KKR”), acted as (i) an initial purchaser in connection with our offering in March 2020 of our 2.50% convertible senior notes due 2027, in which KCM received fees of $0.6 million for such services, (ii) an initial purchaser in connection with our offering in January 2021 of our 2.25% convertible senior notes due 2029, in which KCM received fees of $0.5 million for such services, and (iii) an underwriter in connection with a registered sale of our common stock by affiliates of KKR in February 2021, in which KCM received fees of $1.9 million for such services. KKR Genetic Disorder L.P. is a holder of more than 5% of our outstanding common stock. Ali Satvat, a member of our Board of Directors, serves as a Partner of Kohlberg Kravis Roberts & Co. L.P., an affiliate of KKR Genetic Disorder L.P. See footnote (2) to the beneficial ownership table under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information.

Selling Stockholder Offering

In February 2021, KKR sold an aggregate of $208,617,188 of net proceeds of its shares of our common stock in a registered offering. Certain of our directors and executive officers participated in the offering, in each case at the public offering price per share and on the same terms as the other purchasers in the offering, in the following purchase amounts that exceeded $120,000:

Name	Relationship	Shares Purchased in Offering	Aggregate Purchase Price ($)
Neil Kumar, Ph.D.	Executive officer, director	16,000	$1,000,000
Brian Stephenson, Ph.D., CFA	Executive officer	8,000	$500,000
Randal Scott	Director	16,000	$1,000,000

Consulting Agreements

Jennifer E. Cook

In October 2019, we entered into a consulting agreement with Jennifer E. Cook, a member of our Board of Directors. Pursuant to the consulting agreement. Ms. Cook provides expert consulting services to the Company regarding matters relating to commercial activities as Senior Advisor. The consulting agreement has a two-year term. Pursuant to the consulting agreement, in 2020, the Company paid Ms. Cook an aggregate of $100,000 for consulting services. In addition, in accordance with the terms of the consulting agreement, the Company previously granted to Ms. Cook on December 2, 2019 an option to purchase 17,084 shares of the Company’s common stock at an exercise price equal to $31.14, 50% of which options vested on October 14, 2020 and the remaining 50% of which options will vest on October 14, 2021, subject to Ms. Cook’s continuous service under the consulting agreement through such date; and an award of 7,152 restricted stock units of the Company (the “RSUs”), 50% of which RSUs vested on October 14, 2020 and the remaining 50% of which RSUs will vest on October 14, 2021, subject to Ms. Cook’s continuous service under the consulting agreement through such date. Ms. Cook is also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

QLS Advisors, LLC

In December 2020, the Company entered into a consulting agreement with BioSF Global (the “BioSF Agreement”), a joint collaboration of QLS Advisors LLC (“QLS”), of which Andrew Lo, a member of our Board of Directors, is the co-founder and chairman, and Ram Island Strategies LLC to provide certain consulting, legal and other services to BridgeBio Pharma, Inc. The Company will pay an aggregate of $125,000 to QLS under the BioSF Agreement, and up to $199,000 if a transaction occurs resulting from services under the BioSF Agreement, provided that no other payments shall have been made to QLS during such calendar year.

Employment Agreements

In February 2020, we entered into an employment agreement with James C. Momtazee, a member of our Board of Directors, which was terminated in January 2021. Pursuant to the employment agreement, Mr. Momtazee served as the Senior Advisor - Transactions. The position was part-time. Pursuant to the employment agreement, the Company paid Mr. Momtazee an annual salary of $50,000. In addition, in accordance with the terms of the employment agreement, the Company previously granted to Mr. Momtazee an option to purchase shares of the Company’s common stock valued at $1,493,632 on the date of grant and restricted stock units valued at $294,213. Mr. Momtazee was also eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

We are party to an employment offer letter agreement with Richard H. Scheller, Ph.D., a member of our Board of Directors, pursuant to which Dr. Scheller serves as Senior Advisor, Chairman of R&D. The position is part-time and requires Dr. Scheller to devote 40% of his full working time and efforts to the business and affairs of the Company. Pursuant to the agreement, Dr. Scheller is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

See the section titled “Proposal 1 - Election of Directors - Director Compensation” for information regarding employment compensation received by Mr. Momtazee and Dr. Scheller in 2020.

Executive Officer and Director Compensation

See the sections titled “Executive Compensation” and “Proposal 1 - Election of Directors - Director Compensation” for information regarding compensation of our executive officers and directors, respectively.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2021;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have based our calculation of the percentage of beneficial ownership of 149,114,600 shares of common stock outstanding on March 31, 2021.

Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2021 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2021, which is 60 days after March 31, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner(1)	Shares of Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
KKR Genetic Disorder L.P.(2)	31,060,971	20.8%
Viking Global Entities(3)	26,620,991	17.9%
Directors and Named Executive Officers
Neil Kumar, Ph.D.(4)	8,511,944	5.7%
Brian C. Stephenson, Ph.D., CFA(5)	599,803	*
Michael Henderson, M.D.(6)	341,498	*
Cameron Turtle, Ph.D.(7)	98,590	*
Charles Homcy, M.D.(8)	1,341,314	*
Brian Stolz(9)	59,123	*
Eric Aguiar, M.D.	27,626	*
Jennifer E. Cook(10)	39,744	*
Ronald J. Daniels	30,518	*
Andrew Lo, Ph.D.(11)	246,182	*
James C. Momtazee(12)	61,044	*
Ali Satvat(2)	31,248,001	20.9%
Brent Saunders	—	*
Richard H. Scheller, Ph.D.(13)	83,819	*
Randal Scott, Ph.D.(14)	21,000	*
All directors and executive officers as a group (15 persons)(15)	42,710,206	28.3%

*	Represents beneficial ownership of less than one percent of the shares of BridgeBio common stock.

(1)	Unless otherwise indicated, the address of all listed stockholders is 421 Kipling Street, Palo Alto, California 94301.
(2)

Based on a Schedule 13D/A filed with the SEC on February 17, 2021 by KKR Genetic Disorder L.P. Consists of 31,060,971 shares of BridgeBio common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp., KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described above. The principal business address of each of the entities and persons identified in the immediately preceding sentence, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat is a member of the BridgeBio board and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P. The principal business address of Mr. Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(3)

Based on a Schedule 13D filed with the SEC on July 8, 2019 by Viking Global Investors LP. Consists of (i) 631,167 shares of BridgeBio common stock held by Viking Global Equities Master Ltd. (“VGE Master”); (ii) 251,204 shares of BridgeBio common stock held by Viking Long Fund Master Ltd. (“VLF”) and (iii) 25,738,620 shares of BridgeBio common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“Viking Opportunities,” and together with VGE Master, VLF and Viking Opportunities, the “Viking Global Entities”). VGE Master has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGE Master. VLF has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLF. Viking Opportunities has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), and by VGI, which provides managerial services to Viking Opportunities. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Opportunities GP, have shared power to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Viking Opportunities GP. The business address of each of the Viking Global Entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.

(4)

Consists of: (i) 7,519,833 shares of BridgeBio common stock, of which 4,711,425 shares are held by Dr. Kumar, of which 1,890,074 shares are subject to our right of repurchase as of March 31, 2021, 1,612,722 shares are held by the Kumar Haldea Revocable Trust and 1,195,686 shares are held by the Kumar Haldea Family Irrevocable Trust (Dr. Kumar disclaims beneficial ownership of the shares held in the trusts) and (ii) 984,587 shares of BridgeBio common stock underlying exercisable options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(5)

Consists of (i) 300,043 shares of BridgeBio common stock held by Dr. Stephenson, of which 162,905 shares are subject to our right of repurchase as of March 31, 2021 and (ii) 297,272 shares of BridgeBio common stock underlying exercisable options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(6)

Based on a Form 4 filed with the SEC on December 17, 2020, consists of (i) 274,211 shares of BridgeBio common stock held by Dr. Henderson, of which 97,025 shares are subject to our right of repurchase as of March 31, 2021 and (ii) 43,427 shares of BridgeBio common stock underlying exercisable options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(7)

Based on a Form 4 filed with the SEC on December 29, 2020, consists of (i) 12,568 shares of BridgeBio common stock held by Dr. Turtle of which 5,404 shares are subject to our right of repurchase as of March

31, 2021 and (ii) 86,940 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.
(8)

Consists of (i) 1,204,764 shares of BridgeBio common stock held by Dr. Homcy, of which 287,882 shares are subject to our right of repurchase as of March 31, 2021 and (ii) 136,550 shares of BridgeBio common stock underlying exercisable options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(9)

Consists of (i) 24,615 shares of BridgeBio common stock held by Mr. Stolz and (ii) 30,830 shares of BridgeBio common stock underlying exercisable options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(10)

Consists of (i) 3,576 shares of BridgeBio common stock held by Ms. Cook, and (ii) 36,168 shares of BridgeBio common stock underlying exercisable options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(11)	Consists of 246,182 shares of BridgeBio common stock, of which 40,599 shares are held by Dr. Lo and 205,583 shares are held in trust by Andrew W. Lo and Nancy N. Lo JTWROS.
(12)

Consists of (i) 8,491 shares of BridgeBio common stock held by Mr. Momtazee and (ii) 52,553 shares of BridgeBio common stock issuable upon the exercise of options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(13)

Consists of (i) 45,860 shares of BridgeBio common stock held by Dr. Scheller, of which 36,646 shares are subject to our right of repurchase as of March 31, 2021, and (ii) 37,959 shares of BridgeBio common stock issuable upon the exercise of options that are vested as of March 31, 2021 or exercisable within 60 days thereafter.

(14)	Consists of 21,000 shares of BridgeBio common stock held by Dr. Scott.
(15)	Consists of the number of shares beneficially owned by the named executive officers and directors listed in the table above.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2020.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our board of directors and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Vote Required

Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING,

ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution, commonly known as a “say-on-frequency” proposal, to stockholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation of our named executive officers, like Proposal 2, should be held every one, two or three years.

After careful consideration, our Board of Directors has determined that an annual advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the submission by the Company of a non-binding, advisory resolution on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every:

one year;

two years; or

three years.”

This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future non-binding, advisory votes to approve the compensation of our named executive officers.

Vote Required

The frequency of future non-binding, advisory votes to approve the compensation of our named executive officers that receives the highest number of votes of the shares of our common stock present in person or by proxy at the Annual Meeting thereon shall be approved. Abstentions and broker non-votes will have no effect on the non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “ONE YEAR” ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2021. Representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection Deloitte as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board of Directors or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board of Directors, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Deloitte.

Independent Registered Public Accounting Firm Fees And Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019 and December 31, 2020 by Deloitte.

Fees billed	2019 Deloitte	2020 Deloitte
Audit Fees	$2,501,147	$3,561,166
Audit Related Fees	—	—
Tax Fees	$12,000	$12,600
All Other Fees	$7,391	$7,391
Total	$2,520,538	$3,581,156

Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and other fees in connection with our adoption of new accounting pronouncements. This category also includes fees for services incurred in connection with our initial public offering in 2019 and nonrecurring transactions closed in each of 2019 and 2020.

Audit-Related Fees. This category consists of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the Audit Fees category.

Tax Fees. This category consists of fees for services provided for tax consultation services.

All Other Fees. This category consists of fees for all other services that are not reported above.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company

Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Deloitte during fiscal year 2019 following our initial public offering and during fiscal year 2020 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at https://bridgebio.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2020 with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2020.

The Audit Committee and the Board of Directors have recommended the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

AUDIT COMMITTEE

ERIC AGUIAR, CHAIRMAN

RONALD J. DANIELS

RANDAL SCOTT

HOUSEHOLDING OF PROXY MATERIALS

We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at https://bridgebio.com or you can request a copy free of charge by calling Investor Relations at Burns McClennan at (212) 213-0006, ext. 362 (attention: John Grimaldi), or sending an e-mail request to ir@bridgebio.com. Please include your contact information with the request.

By Order of the Board of Directors,

BridgeBio Pharma, Inc.

/s/ Neil Kumar

Neil Kumar
Chief Executive Officer

April 30, 2021

BRIDGEBIO PHARMA, INC. 421 KIPLING STREET PALO ALTO, CA 94301
VOTE BY INTERNET
Before The Meeting—Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/BBIO2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D54355-P58069
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BRIDGEBIO PHARMA, INC.
The Board of Directors recommends that you vote “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2, for every “ONE YEAR” in Proposal 3, and “FOR” Proposal 4:
1. To elect three (3) directors, Eric Aguiar, M.D., Ali Satvat and Jennifer E. Cook, to serve as Class II directors to hold office until the date of the Annual Meeting of Stockholders following the year ending December 31, 2023 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
Nominees:
01) Eric Aguiar, M.D. 02) Ali Satvat 03) Jennifer E. Cook
2. To cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.
3. To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers.
For All
Withhold All
Except For All
For Against Abstain
One Year
Two Years
Three Years
Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D54356-P58069
BRIDGEBIO PHARMA, INC. Annual Meeting of Stockholders June 17, 2021 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints Neil Kumar, Ph.D. and Brian C. Stephenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIDGEBIO PHARMA, INC. held of record by the undersigned on May 7, 2021 at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 17, 2021, at www.virtualshareholdermeeting.com/BBIO2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2, for every “ONE YEAR” in Proposal 3 and “FOR” Proposal 4.
Continued and to be signed on reverse side